Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-233246 and 333-258694) and Form S-8 (Nos. 333-226234 and 333-254883) of Crinetics Pharmaceuticals, Inc. of our report dated March 30, 2022, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 30, 2022